SUMMARY OF OFFERING
FORWARD-LOOKING STATEMENTS
THE COMPANY
THE SELLING SHAREHOLDERS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II
SIGNATURES
Exhibit 5
Exhibit 15
Exhibit 23.1
Exhibit 24

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2001
REGISTRATION NO. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under The Securities Act Of 1933

KEYCORP
(Exact name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation or Organization)

34-6542451
(I.R.S. Employer Identification No.)

127 Public Square
Cleveland, Ohio 44114-1306
(216) 689-6300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel R. Stolzer, Esq. Vice President & Associate General Counsel KeyCorp 127 Public Square Cleveland, Ohio 44114-1306 (216) 689-6300	Copy To: Thomas F. McKee, Esq. Calfee, Halter & Griswold LLP 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114-2688 (216) 622-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Calculation Of Registration Fee

		Proposed Maximum	Proposed Maximum
Title Of Shares To Be		Aggregate Price	Aggregate	Amount Of
Registered	Amount To Be Registered	Per Unit(1)	Offering Price(1)	Registration Fee

Common Shares, with a par value of $1 each, and associated Rights	370,830	$25.58	$9,485,831.40	$2,375.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low sale prices reported for KeyCorp Common Shares on the New York Stock Exchange on February 26, 2001.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

KEYCORP

370,830 Common Shares

      The selling shareholders are offering 370,830 of our common shares. We will not receive any of the proceeds from the sales of common shares by the selling shareholders.

      The selling shareholders acquired their KeyCorp common shares pursuant to a Plan and Agreement of Merger, dated as of November 3, 2000, among us, McDonald Investments Inc. and The Wallach Company, Inc. and its shareholders. The selling shareholders may sell their KeyCorp common shares from time to time, either in ordinary brokerage transactions on the New York Stock Exchange, or in private transactions at market or negotiated prices.

      Our common shares are listed on the New York Stock Exchange under the symbol “KEY”. On February 26, 2001, the average of the high and low sale prices of our common shares on the New York Stock Exchange was $25.58.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. These securities are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of KeyCorp and are not insured by the Federal Deposit Insurance Corporation or any other government agency or instrumentality.

      The date of this Prospectus is February 27, 2001.

SUMMARY OF OFFERING

      This summary highlights information contained in this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in the securities. You should read the entire prospectus carefully.

KeyCorp	We are a bank holding company engaged primarily in the business of commercial and retail banking. We are one of the nation’s largest bank holding companies, with consolidated total assets of $87.3 billion at December 31, 2000.

McDonald Investments	McDonald Investments Inc. is our wholly owned subsidiary and operates a regional investment banking and securities brokerage business.

Securities Offered	KeyCorp common shares that are owned by the former shareholders of The Wallach Company, Inc. A total of 370,830 common shares were transferred to the selling shareholders when The Wallach Company was acquired by and merged into McDonald Investments as of January 1, 2001.

Number Of Securities Offered	Since the selling shareholders may sell all, some or none of their KeyCorp common shares, no estimate can be made of the number of common shares that will be offered.

NYSE Ticker Symbol	KEY

Use Of Proceeds	The selling shareholders will sell their common shares on their own behalf, at a time and manner of their individual choosing. We will receive none of the proceeds of any of those sales.

FORWARD-LOOKING STATEMENTS

      This prospectus, and the information incorporated by reference in this prospectus, contains “forward-looking” statements that are subject to assumptions, risks and uncertainties. For a variety of reasons, including the following, actual results could differ materially from those contained in or implied by the forward-looking statements:

•	Interest rates could change more quickly or more significantly than we expect.

•	If the economy or segments of the economy continue to slow, the demand for new loans and the ability of borrowers to repay outstanding loans may decline.

•	The stock and bond markets could suffer a disruption, which may have a negative effect on our financial condition and that of our borrowers, and on our ability to raise money by issuing new securities.

•	It could take us longer than we anticipate to implement strategic initiatives designed to increase revenues or manage expenses, or we may be unable to implement those initiatives at all.

•	Acquisitions and dispositions of assets business units or affiliates could affect us in ways that management has not anticipated.

•	We may become subject to new legal obligations or the resolution of pending litigation may have a negative effect on our financial condition.

•	We may become subject to new and unanticipated accounting, tax or regulatory practices or requirements.

THE COMPANY

      KeyCorp, incorporated in 1958 under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956, is headquartered in Cleveland, Ohio. We are engaged primarily in the business of commercial and retail banking. At December 31, 2000, we were one of the nation’s largest bank holding companies with consolidated total assets of $87.3 billion. Our subsidiaries provide a wide range of banking, equipment leasing, fiduciary and other financial services to corporate, individual and institutional customers through four businesses: Key Retail Banking, Key Specialty Finance, Key Corporate Capital and Key Capital Partners.

      As of December 31, 2000, these services were provided across much of the country through subsidiaries operating 922 branches in 13 states, a 24-hour telephone banking call center services group and 2,443 ATMs. At December 31, 2000, we, together with our subsidiaries, had 22,142 full-time equivalent employees.

      We are a legal entity separate and distinct from our banking and other subsidiaries. Accordingly, our rights and the rights of our security holders and creditors to participate in any distribution of the assets or earnings of our banking and other subsidiaries is necessarily subject to the prior claims of the respective creditors of our banking and other subsidiaries, except to the extent that our claims in our capacity as a creditor of our banking and other subsidiaries may be recognized.

      Our principal executive office is located at 127 Public Square, Cleveland, Ohio 44114-1306. Our telephone number is (216) 689-6300.

McDonald Investments Inc.

      McDonald Investments is our wholly owned subsidiary and operates a regional investment banking and securities brokerage business. McDonald Investments engages in such activities as the origination, underwriting, distribution, trading and brokerage of fixed income and equity securities, and investment advisory and investment services. McDonald Investments serves institutional customers in the United States, Canada, Europe and the Far East. McDonald Investments’ retail (individual) customers are primarily located in Ohio, Michigan and Indiana.

Acquisition of The Wallach Company

      On November 3, 2000, KeyCorp and McDonald Investments entered into a Plan and Agreement of Merger with the shareholders of The Wallach Company with respect to the purchase of all of the issued and outstanding shares of capital stock of The Wallach Company. The closing of the transaction was effected as of January 1, 2001, and The Wallach Company was merged into McDonald Investments. The Wallach Company, located in Denver, Colorado, is an investment banking firm that focuses on mergers, acquisitions, divestitures and private placements of debt and equity securities for midsized companies.

THE SELLING SHAREHOLDERS

      All of the common shares offered by this prospectus are beneficially owned by the former shareholders of The Wallach Company, Inc. and were acquired by the selling shareholders when The Wallach Company was merged with and into McDonald Investments.

      The selling shareholders may sell their KeyCorp common shares by using this prospectus. Except as noted below, the selling shareholders do not beneficially own any other KeyCorp common shares or securities of KeyCorp. The common shares offered by this prospectus represented less than 1% of our outstanding common shares as of February 27, 2001. Since the selling shareholders may sell all, some or none of their common shares, we cannot estimate the aggregate number of common shares that will be offered by this prospectus or that will be beneficially owned by the selling shareholders upon completion of this offering.

      Certain of the selling shareholders, Messrs. Wallach, Bohart, Brown and Franson, have entered into three-year employment agreements with McDonald Investments Inc. In the event that these selling shareholders terminate their employment with McDonald Investments prior to the end of their three-year employment periods, the employment agreements provide that McDonald Investments is entitled to certain liquidated damages. In order to secure the payment of these liquidated damages, Messrs. Wallach, Bohart, Brown and Franson have entered into Pledge Agreements with KeyCorp whereby certain of their shares are placed in escrow for a period of up to three years. After two years, certain of the common shares are to be released from escrow with the balance to be released at the end of the third year. The common shares also may be released from escrow if a selling shareholder places substitute collateral of equal value to the pledged common shares into the escrow account.

      The following table sets forth the name of each selling shareholder, the number of our common shares held by each such person as of February 27, 2001, the number of common shares which may be offered for the account of each person, and the number of common shares to be owned by each person if all the shares offered by this prospectus are sold.

			Number Of Common Shares
	Number Of Common	Number Of Common	To Be Owned If All
Selling	Shares Held At	Shares Which May	Common Shares Offered
Shareholders(1)	February 27, 2001	Be Offered	Are Sold In This Offering

Marshall F. Wallach	145,425	145,425	0

Wesley A. Brown	72,712	72,712	0

Roger H. Bohart	65,441	65,441	0

Michael C. Franson	54,534	54,534	0

M. Peter Feer	10,906	10,906	0

Bruce L. Hoyt	10,906	10,906	0

Douglas S. Robinson	10,906	10,906	0

1)	The common shares may be sold from time to time by pledgees, donees, transferees or other successors-in-interest of the selling shareholders.

USE OF PROCEEDS

      The selling shareholders will sell their common shares on their own behalf, at a time and manner of their individual choosing. We will receive none of the proceeds of any of those sales.

PLAN OF DISTRIBUTION

      We are registering all 370,830 shares on behalf of the selling shareholders. The selling shareholders named in the table above or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder after the date of this prospectus may sell the shares from time to time. The selling shareholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common shares, nor is there an underwriter or coordinating broker acting in connection with proposed sales of common shares by the selling shareholders. Our common shares may be sold by one or more of, or a combination of, the following:

•	a block trade in which a broker or dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	in privately negotiated transactions.

In addition, any common shares covered by this prospectus which qualify for sale pursuant of Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

      The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of our common shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell shares short and redeliver our common shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our common shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell our common shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

      The selling shareholders may effect transactions by selling common shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Those broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom those broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with our common shares.

      The selling shareholders and any broker-dealers that act in connection with the sale of common shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

      Because the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act.

      Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common shares may not simultaneously engage in market-making activities with respect to our common shares for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under such Act, including Regulation M, which provisions may limit the timing of purchases and sales of our common shares by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of our common shares.

      We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

•	the name of each such selling shareholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

      Pursuant to the Plan and Agreement of Merger, we have filed the registration statement, of which this prospectus is a part, with respect to the sale of the selling shareholders’ common shares. We have agreed to keep the registration statement continuously effective for a period of one year. In general, the selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. However, pursuant to the Plan and Agreement of Merger, the selling shareholders are required to provide us with notice of any sales of the common shares five business days before they occur. In certain limited circumstances, we may prevent such sales for a period not to exceed sixty days.

      We have agreed to pay all fees and expenses incurred by us in connection with the registration of the common shares pursuant to the Plan and Agreement of Merger. All other expenses and fees associated with the sale of the common shares by the selling shareholders will be paid by the selling shareholders.

LEGAL MATTERS

      The validity of the common shares will be passed upon by Daniel R. Stolzer, Esq., Vice President and Associate General Counsel of KeyCorp. As of January 31, 2001, Mr. Stolzer beneficially owned 36,000 KeyCorp common shares, including stock options that are immediately exercisable, or exercisable within 60 days from January 31, 2001.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

      With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2000 and 1999, the three- and six-month periods ended June 30, 2000 and 1999, and the three- and nine-month periods ended September 30, 2000 and 1999, incorporated by reference in this prospectus, Ernst & Young LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, and incorporated by reference in this prospectus, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We have filed a registration statement on Form S-3 with the SEC. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. as well as through the SEC’s Internet site.

      The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

      Information that we file in the future with the SEC and incorporate by reference in this prospectus will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 if the filings are made before the time that all of the common shares are sold in this offering:

•	annual report on Form 10-K for the year ended December 31, 1999;

•	quarterly report on Form 10-Q for the quarter ended March 31, 2000;

•	quarterly report on Form 10-Q for the quarter ended June 30, 2000;

•	quarterly report on Form 10-Q for the quarter ended September 30, 2000;

•	current reports on Form 8-K, filed on January 20, April 21, July 19, October 13, October 18, 2000 and January 17, 2001;

•	registration statement on Form 8-A, filed on June 19, 1997, describing our common shares; and

•	registration statement on Form 8-A, filed on March 6, 1998, describing the rights to purchase our common shares.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

    KeyCorp
    127 Public Square
    Cleveland, Ohio 44114-1306
    Attention: Investor Relations
    (216) 689-6300

      You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

      KeyCorp will bear the entire cost of the estimated expenses, as set forth in the following table, in connection with the distribution of the securities covered by this registration statement.

SEC registration fee	$2,375

Legal fees and expenses	12,000
Accounting fees and expenses	10,000
Miscellaneous	10,000

Total	$34,375

      KeyCorp shall be responsible for the payment of any additional expenses in connection with the preparation and filing of this registration statement.

Item 15. Indemnification Of Directors And Officers

      Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation’s best interests.

      Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles of incorporation, code of regulations or by contract except with respect to the advancement of expenses of directors.

      Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

      The KeyCorp Amended and Restated Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of KeyCorp or of any other bank, corporation, partnership, trust or other enterprise for which he was serving as a director, officer or employee at the request of KeyCorp.

      Under the terms of KeyCorp’s directors’ and officers’ liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

      KeyCorp is a party to Employment Agreements with certain of its executive officers and is also a party to Change of Control Agreements with certain other executive officers, pursuant to which KeyCorp has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit or proceeding by reason of the officer’s serving as an employee, officer or director of KeyCorp and/or any of its subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

Item 16. Exhibits

      See Exhibit Index.

Item 17. Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 27th day of February, 2001.

KEYCORP

By: /s/ Daniel R. Stolzer

Daniel R. Stolzer Vice President and Associate General Counsel

      Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated.

      Henry L. Meyer III, Chief Executive Officer, President and Director (Principal Executive Officer); K. Brent Somers, Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer); Lee G. Irving, Executive Vice President and Chief Accounting Officer (Principal Accounting Officer); Cecil D. Andrus, Director; William G. Bares, Director; Albert C. Bersticker, Director; Edward P. Campbell, Director; Dr. Carol A. Cartwright, Director; Thomas A. Commes, Director; Kenneth M. Curtis, Director; Alexander M. Cutler, Director; Robert W. Gillespie, Chairman and Director; Henry S. Hemingway, Director; Charles R. Hogan, Director; Douglas J. McGregor, Director; Steven A. Minter, Director; Bill R. Sanford, Director; Ronald B. Stafford, Director; Dennis W. Sullivan, Director; and Peter G. Ten Eyck, II, Director.

By: /s/ DANIEL R. STOLZER

Daniel R. Stolzer Attorney-in-Fact

February 27, 2001

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Articles of Incorporation of KeyCorp, filed as Exhibit 3 to Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference.

4.2	Amended and Restated Regulations of KeyCorp, effective May 15, 1997, filed on June 19, 1997, as Exhibit 2 to Form 8-A/A, and incorporated herein by reference.

4.3	Restated Rights Agreement, dated as of May 15, 1997, between KeyCorp and KeyBank National Association, as Rights Agent, filed on June 19, 1997, as Exhibit 1 to Form 8-A, and incorporated herein by reference.

4.4	Form of Certificate evidencing ownership of KeyCorp Common Shares, filed on June 19, 1997, as Exhibit 1 to Form 8-A/A, and incorporated herein by reference.

5	Opinion of Daniel R. Stolzer, Esq., as to validity of the KeyCorp Common Shares.

15	Acknowledgment Letter of Ernst & Young LLP as to unaudited interim financial information of KeyCorp.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Daniel R. Stolzer, Esq. (included in Exhibit 5).

24	Powers of Attorney.

KeyCorp hereby agrees to furnish the SEC, upon request, copies of instruments outstanding, including indentures, which define the rights of long-term debt security holders.

E-1